                                                                    EXHIBIT 2.3












===============================================================================

                                   AGREEMENT

                                      AND

                             PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                          NORTH AMERICAN RESORTS, INC.

                                      AND

                          AMERICAN CLINICAL LABS, INC.

===============================================================================





                                                       Dated: September 3, 1996

                      AGREEMENT AND PLAN OF REORGANIZATION


     Agreement and Plan of Reorganization ("Agreement"), dated as of September 3, 1996, by and between North American Resorts, Inc., a Colorado corporation whose principal place of business is located at 315 E. Robinson Street, Suite 190, Orlando, Florida 32801 ("North American") and American Clinical Labs, Inc., a Florida corporation whose principal place of business is located at 1509 South Florida Avenue, Suite 3, Lakeland, Florida 33803 ("American Clinical").


                             BACKGROUND INFORMATION


     North American has agreed to acquire substantially all of the assets of American Clinical in exchange for the common stock of North American, in a transaction intended to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended. Accordingly, in consideration of the promises contained herein, North American and American Clinical adopt this plan of reorganization and agree as follows:


                              OPERATIVE PROVISIONS


                                   ARTICLE 1

                         Transfer by American Clinical

     1.1 Transfer of American Clinical's Property. At the Closing (as defined in Article 3.1), subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, American Clinical will transfer and deliver to North American the following shares of the capital stock of EVRO Corporation ("EVRO") owned by American Clinical: 140,018 shares of EVRO's common stock; 3,500 shares of EVRO's Series E Convertible Preferred Stock (which are convertible into 350,000 shares of EVRO's restricted common stock); 13.44844 shares of EVRO's Series L Convertible Preferred Stock (which are convertible into 672,422 shares of EVRO's restricted common stock); a promissory note, dated September 2, 1996, payable to American Clinical by EVRO in the original principal amount of $8,700; notes payable to American
Clinical and executed by certain agents and employees of American Clinical totalling $90,000; and a secured promissory note, from North American to American Clinical, dated September 3, 1996, in the original principal amount of $25,000, secured by installment sales contracts owned by North American.




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

                                   ARTICLE 2

                           Payment by North American.

     2.1 Transfer of North American Shares. At the Closing, North American shall deliver to American Clinical a certificate or certificates representing 41,000,000 shares of the common capital stock of North American (the "North American Shares"). These shares will be issued prior to the Closing and shall be delivered by North American to Bush Ross Gardner Warren & Rudy, P.A. ("Bush Ross"), counsel for American Clinical, and shall be held by Bush Ross until the Closing. At the Closing, North American understands it is required to prepare and file a Form D with the Securities and Exchange Commission, reflecting the issuance of the North American Sales in a transaction exempt from the registration provisions of the Securities Act of 1933, as amended. As a condition of Closing, American Clinical will execute an irrevocable proxy, in the form attached as Schedule 2.1, granting a proxy to D. Jerry Diamond to vote the North American Shares. The proxy will expire on the date that American Clinical distributes the North American Shares to the shareholders of American Clinical.

     2.2 Assumption of Liabilities. At the Closing, North American shall only assume the liabilities of American Clinical described on Schedule 2.2 attached hereto, in the approximate principal amount of $283,717.16. All other liabilities of American Clinical shall remain the sole responsibility of American Clinical.


                                   ARTICLE 3

                                    Closing.

     3.1 Closing. The Closing, contemplated by Section 1.1, shall be held at the offices of Bush Ross, located at 220 South Franklin Street, Tampa, Florida 33602, on or before 10:00 am, September 30, 1996 unless another place or time is agreed upon in writing by the parties hereto (the "Closing Date").

     3.2 Documents to be delivered by American Clinical. At the Closing, American Clinical will deliver to North American (a) such instruments of transfer (including consents and approvals of third parties) as will be sufficient or requisite in the opinion of North American's counsel to vest in North American, its successors and assigns, the full legal and equitable title of American Clinical to the assets of American Clinical being transferred to North American; and (b) the documents referred to in Article 4 hereof.

     3.3 Documents to be delivered by North American. At the Closing, North American will deliver to American Clinical (a) certificates for the North American Shares; (b) the documents referred to in Article 4 hereof; and (c) an instrument, satisfactory to counsel for American Clinical, evidencing the assumption by North American of the liabilities of American Clinical as described in Schedule 2.2.




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

                                   ARTICLE 4

                Related Transactions and Additional Agreements.

     4.1 Loan. After the execution of this Agreement, American Clinical shall make a loan of $100,000, repayable on demand, to North American (from the sale of a portion of the EVRO common shares referenced in Article 1.1), the terms and conditions of which are set forth in the promissory note attached hereto as
Schedule 4.1. The loan shall be secured by 41,000,000 shares of North American's common stock, and will be forgiven at the Closing, assuming that the Closing occurs. North American authorizes American Clinical to sell that number of shares of EVRO common stock necessary to generate net sales proceeds of $100,000 and, American Clinical understands that North American will, at the Closing, receive the $100,000 promissory note and the remaining shares of EVRO common stock owned by American Clinical in lieu of receiving all of the shares of EVRO common stock set forth in Section 1.1.

     4.2 Employment and Consulting and Non-Compete Agreements. As a condition of Closing, Tom Arrigoni and Peerless Consultants, Inc. shall execute the employment and the consulting agreement, respectively, in the form attached hereto as composite Schedule 4.2. As more fully set forth in such agreements, each of Mr. Arrigoni and Peerless Consultants, Inc. will agree not to compete with North American for the two year period following the Closing.

     4.3 Employees. As it is the intention of American Clinical to liquidate as soon as practicable after the Closing, North American agrees to hire each of the current employees of American Clinical, although North American will have no commitment for the continued employment of such individuals.

     4.4 Registration Statement. North American will prepare and file with the SEC a registration statement registering, for sale to the public, certain shares of its common capital stock and all of the 41,000,000 North American Shares to be owned by American Clinical after the Closing (the "Registration Statement"). North American will begin preparation of the Registration Statement upon the execution of this Agreement and North American will use its best efforts to cause the Registration Statement to be filed on or before January 31, 1997. North American agrees to pay for all costs associated with the preparation and filing of the Registration Statement.

     4.5 Board of Directors. At the Closing, the Board of Directors of North American shall approve the appointment of two new persons, designated by American Clinical, to the Board of Directors of North American. Immediately thereafter, all of the members of the Board of Directors of North American, other than Anthony Arrigoni and the two newly appointed members, shall resign as directors of North American, effective as of the Closing Date. The parties to this Agreement understand that, pursuant to Rule 14f-1 promulgated by the SEC pursuant to the Securities and Exchange Act of 1934, ten days prior to the date the new directors take office, North American must file with the SEC and distribute to its shareholders certain information regarding the new directors and North American.

     4.6 Reverse Stock Split of North American. It is North American's intention to file an information statement or a proxy statement with the SEC, for the purpose of obtaining the consent of the shareholders of North American to the declaration of a 1:10 reverse stock split of the issued and outstanding shares of the common capital stock of North American. It is understood and agreed by the parties to this Agreement, that North American will begin preparation of the information statement or proxy statement upon the execution of this Agreement and that the parties will use there best efforts to cause the information statement or proxy statement to be filed on or before January 31, 1997. North American agrees to pay for all costs associated with the preparation and filing of the information statement or proxy statement and the related shareholders meeting. North American understands that, ten days prior to the effective date of the reverse stock split, it is required to file a notice of the reverse stock split on Form 10(b)-17 with the National Association of Securities Dealers, Inc. ("NASD").


                                   ARTICLE 5

              Representations and Warranties of American Clinical

     American Clinical represents and warrants to North American as follows:

     5.1 Organization, Power, Standing and Qualification. American Clinical is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has full corporate or other power and authority to carry on its business as it is now being conducted and to own the assets now owned by it. American Clinical is duly qualified to do business and is in good standing in each and every jurisdiction where the failure to qualify or to be in good standing would have an adverse effect upon its financial condition, the conduct of its business or the ownership of its assets.

     5.2 Authority. American Clinical has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of American Clinical and by the holders of a majority of the shares of the common stock of American Clinical and no other corporate proceedings on the part of American Clinical is necessary to approve and adopt this Agreement or to approve the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by American Clinical and constitutes a valid and binding Agreement of American Clinical, enforceable in accordance with its terms.

     5.3 Absence of Breach; No Consents. Except as set forth in Schedule 5.3 attached hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not,
(a) conflict with, and will not result in a breach of, any provision of the Articles of Incorporation or Bylaws of American Clinical; (b) conflict with, result in a breach of or a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, indenture, loan or credit agreement, lease, mortgage, or any other material agreement or instrument to which American Clinical is a party or by which it or any of its material properties may be affected or bound; (c) violate any material provision of law, rule or regulation to which American Clinical is subject or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon American Clinical or any of its material properties, or cause the suspension or revocation of any authorization, consent, permit, approval or license, presently in effect, which affects or binds American Clinical or any of its material properties,; (d) constitute grounds for the loss or suspension of any permits, licenses or other authorizations material to the business, condition (financial or otherwise), operations or prospects of American Clinical; or (e) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of American Clinical.

     5.4 Capitalization of American Clinical. American Clinical's authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001, 7,427,034 of which shares are presently outstanding, validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.4 attached hereto, there are no outstanding options, warrants, conversion privileges, subscriptions, calls, commitments or rights of any character relating to any authorized but unissued capital stock of American Clinical.

     5.5 Subsidiaries. Except as disclosed in Schedule 5.5 hereto, American Clinical owns no shares of capital stock or other equity interest in any corporation, partnership, joint venture, land trust or other business organization or enterprise.

     5.6 Title to Properties. Except as set forth in Schedule 5.6 hereto, American Clinical has good, valid and marketable title to all of its assets, free and clear of all mortgages, liens, pledges, security interests and other encumbrances, except (a) mortgages, liens, pledges, security interests, and other encumbrances disclosed in the American Clinical Interim Balance Sheet (as defined in Section 5.7) or the notes thereto, (b) liens for current taxes not delinquent or being contested in good faith by appropriate proceedings, (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (d) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and (e) such imperfections of title, lien, easements and encumbrances, if any, as are not substantial and do not materially detract from the value, or interfere with the present use, of any of the properties subject thereto or affected thereby, or otherwise impair the business, operations or prospects of American Clinical.





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

     5.7 Financial Statements. American Clinical has delivered to North American its audited balance sheet for each of the last three fiscal years ending before the date of this Agreement as well as its statement of income and loss for the same periods. In addition American Clinical will deliver to North American, at the Closing, its unaudited balance sheet as of August 31, 1996 and its statement of income and loss for the period ending August 31, 1996 which have been prepared in accordance with the applicable books and records of American Clinical and presents fairly the financial condition of American Clinical as of August 31, 1996, and there has been no material change in such financial condition of American Clinical since August 31, 1996 (the August 31, 1996 financial statements for American Clinical are hereinafter referred to as the "American Clinical Interim Financial Statements").

     5.8 Absence of Undisclosed Liabilities. American Clinical has no liabilities or obligations except for those (i) reflected on the American Clinical Interim Financial Statements; (ii) reflecting contractual liabilities or obligations incurred in the ordinary course of business that are not required by generally accepted accounting principles to be reflected in a balance sheet; (iii) incurred in the ordinary course of business subsequent to the date of the American Clinical Interim Balance Sheet and not required to be disclosed pursuant to the terms of this Agreement; and (iv) specifically disclosed in Schedule 5.8 attached hereto. Except as otherwise provided in this Agreement, the term "liabilities or obligations" as used in this Agreement shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

     5.9 Certain Tax Matters. American Clinical has, except as set forth on
Schedule 5.9, duly filed all federal, state and local tax returns and reports required to be filed by it for all periods ending on or prior to December 31, 1995 and all taxes, including income, gross receipts, and other taxes and any penalties with respect thereto, shown thereon to be due and payable, have been paid, withheld, or reserved for or are reflected as a liability in the American Clinical Interim Financial Statements. American Clinical has not entered into any agreement for the extension of time for the assessment of any tax or tax delinquency, has not received outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment, and has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes, including without limitation social security and unemployment compensation, relating to its employees, and remitted such withheld amounts to the appropriate taxing authority as required by law.

     5.10 Litigation; Compliance with Laws. Except as set forth in Schedule
5.10 attached hereto, there is no suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to the knowledge of American Clinical, threatened against or related to American Clinical. Except as set forth in Schedule 5.10 attached hereto, there has been no failure to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to American Clinical or its business operations, nor any violation of or default with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against American Clinical which might have a material adverse effect on the financial condition, its business, results of operations, properties or assets of American Clinical. Except as set forth in Schedule 5.10 attached hereto, American Clinical has obtained all permits, licenses, zoning variances, approvals, and other authorization necessary for the operation of its business. All such permits, licenses, approvals and authorizations are currently valid and in full force and no revocation, cancellation or withdrawal thereof has been effected or threatened. The execution of this Agreement and the performance of the transactions contemplated hereby have not and will not change in any respect, or result in the termination of, any such material permits, licenses, certificates, zoning variances and authorizations.


     5.11 No Changes. Since August 31, 1996 there has not been:

          (a) Any change in the financial or other condition, assets, liabilities or business of American Clinical, except changes described in
     Schedule 5.11 hereto, none of which individually or in the aggregate has been materially adverse to American Clinical;

          (b) Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may adversely affect the business or assets of American Clinical to a material degree;

          (c) Except as disclosed in writing to North American from time to time, any declaration, setting aside or payment of any dividend or other distribution in respect of any of the shares of American Clinical's capital stock or any direct or indirect redemption, purchase or other acquisition of the shares of American Clinical's capital stock or any direct or indirect payment or incurring of fees or other transactions between American Clinical and its shareholders; or

          (d) Any increase in the compensation payable or to become payable by American Clinical to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof, except in the ordinary course of business as disclosed to North American.

     5.12 Veracity of Statements. No representation or warranty by American Clinical contained in this Agreement and no statement contained in any certificate, schedule or other instrument furnished to North American pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading.

     5.13 Copies of Articles and Bylaws and Stock Records. A copy of American Clinical's Articles of Incorporation (certified by the Secretary of State of Florida), Bylaws and stock records (certified by the Secretary of American Clinical) has been delivered to North American and each is correct and in effect as at the date of this Agreement. Such books and records have been regularly and properly kept and are complete, accurate and legally sufficient under applicable law.

     5.14 Directors and Officers. American Clinical has delivered to North American a true and complete list as of the date of this Agreement showing the names of American Clinical's directors and officers, each of whom has been duly elected.

     5.15 Acquisition of North American Shares for Investment. American Clinical is acquiring the Shares for investment purposes for its own account and not with a view to the resale or distribution thereof in violation of any state or federal securities laws. American Clinical shall not sell, transfer, pledge or hypothecate any portion of the North American Shares in the absence of registration under, or pursuant to an applicable exception from, federal and all applicable state securities law. The parties acknowledge that it is the intent of American Clinical to distribute the North American Shares to its shareholders upon the effectiveness of the Registration Statement.


                                   ARTICLE 6

                Representations and Warranties of North American

     North American represents and warrants to American Clinical as follows:

     6.1 Organization, Power, Standing and Qualification. North American is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. North American is duly qualified to do business and is in good standing in each and every jurisdiction where the failure to qualify or to be in good standing would have an adverse effect upon its financial condition, the conduct of its business or the ownership of its assets.

     6.2 Authority. North American has the power and authority to execute, deliver and perform this Agreement; and this Agreement is a valid and binding obligation of North American, enforceable in accordance with its terms.

     6.3 Validity of Contemplated Transactions. Except as set forth in Schedule
6.3 attached hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not, (a) conflict with, and will not result in a breach of, any provision of the Articles of Incorporation or Bylaws of North American or any of its subsidiaries; (b) conflict with, result in a breach of or a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, indenture, loan or credit agreement, lease, mortgage, or any other material agreement or instrument to which North American or any of its subsidiaries is a party or by which it or they or any of its or their material properties may be affected or bound; (c) violate any material provision of law, rule or regulation to which North American or its subsidiaries is subject or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon North American or any of its subsidiaries or any of its or their material properties, or cause the suspension or revocation of any authorization, consent, permit, approval or license, presently in effect, which affects or binds North American or any of its subsidiaries or any of its material properties; (d) constitute grounds for the loss or suspension of any permits, licenses or other authorizations material to the business, condition (financial or otherwise), operations or prospects of North American; or (e) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of North American.

     6.4 Capitalization of North American. North American's authorized capital stock consists of 100,000,000 shares of common stock, no par value, of which 34,986,907 shares are presently outstanding, validly issued, fully paid and non-assessable, after giving effect to the conversion of all of the outstanding shares of North American's preferred stock, other than the shares of North American's preferred stock set forth on Schedule 6.4, and, except as otherwise set forth on Schedule 6.4, there are no other outstanding options, warrants, conversion privileges, subscriptions, calls, commitments or rights of any character relating to any authorized but unissued capital stock of North American.

     6.5 Subsidiaries. North American owns no shares of capital stock or other equity interest in any corporation, partnership, joint venture or other business organization or enterprise, except as set forth on Schedule 6.5 attached hereto.

     6.6 Financial Statements. North American has delivered to American Clinical its audited balance sheet for the two fiscal years ending before the date of this Agreement as well as its audited statement of income and loss for the same period. In addition, North American will deliver to American Clinical, at the Closing, its balance sheet for the period ending August 31, 1996 and its statement of income and loss for the same period (collectively the "North American Interim Financial Statements") which have been prepared in accordance with the applicable books and records of North American and presents fairly the financial condition of North American as of August 31, 1996, and there has been no material change in such financial condition of North American since August 31, 1996.

     6.7 Absence of Undisclosed Liabilities. North American has no liabilities or obligations except for those (i) reflected on North American Interim Financial Statements; (ii) reflecting contractual liabilities or obligations incurred in the ordinary course of business that are not required by generally accepted accounting principles to be reflected in a balance sheet; (iii) incurred in the ordinary course of business subsequent to the date of North American Interim Financial Statements and not required to be disclosed pursuant to the terms of this Agreement; and (iv) specifically disclosed in Schedule 6.7 attached hereto. Except as otherwise provided in this Agreement, the term "liabilities or obligations" as used in this Agreement shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

     6.8 Certain Tax Matters. North American has duly filed all federal, state, and local tax returns and reports required to be filed by it for all periods ending on or prior to December 31, 1995 and all taxes, including income, gross receipts, and other taxes and any penalties with respect thereto, shown thereon to be due and payable, have been paid, withheld, or reserved for or are reflected as a liability in the North American Interim Financial Statements. North American has not entered into any agreements for the extension of time for the assessment of any tax or tax delinquency, has received no outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment, and has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes, including without limitation social security and unemployment compensation, relating to its employees, and remitted such withheld amounts to the appropriate taxing authority as required by law.

     6.9 Litigation; Compliance with Laws. Except as set forth in Schedule 6.9 attached hereto, there is no suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to the knowledge of North American, threatened against or related to North American. Except as set forth in Schedule 6.9 attached hereto, there has been no failure to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to North American or its business operations, nor any violation of or default with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against North American which might have a material adverse effect on the financial condition, its business, results of operations, properties or assets of North American. Except as set forth in
Schedule 6.9 attached hereto, North American has obtained all permits, licenses, zoning variances, approvals, and other authorization necessary for the operation of its business. All such permits, licenses, approvals and authorizations are currently valid and in full force and no revocation, cancellation or withdrawal thereof has been effected or threatened. The execution of this Agreement and the performance of the transactions contemplated hereby have not and will not change in any respect, or result in the termination of, any such material permits, licenses, certificates, zoning variances and authorizations. There have been no illegal kickbacks, bribes or political contributions made by North American.

     6.10 No Changes. Since August 31, 1996 there has not been:

          (a) Any change in the financial or other condition, assets, liabilities or business of North American, except changes described in
     Schedule 6.10 hereto, none of which individually or in the aggregate has been materially adverse to North American;

          (b) Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may adversely affect the business or assets of North American to a material degree;

          (c) Except as disclosed in writing to American Clinical from time to time, any declaration, setting aside or payment of any dividend or other distribution in respect of any of North American's shares or any direct or indirect redemption, purchase or other acquisition of North American's shares or any direct or indirect payment or incurring of management fees or other transactions between the shareholders of North American and North American; or

          (d) Any increase in the compensation payable or to become payable by North American to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof, except in the ordinary course of business as disclosed to American Clinical.


     6.11 Veracity of Statements. No representation or warranty by North American contained in this Agreement and no statement contained in any certificate, schedule or other instrument furnished to American Clinical pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading.

     6.12 Copies of Articles, Bylaws and Stock Records. A copy of North American's Articles of Incorporation (certified by the Secretary of State of Colorado), Bylaws and stock records (certified by the Secretary of North American) has been delivered to American Clinical and each is correct and in effect as at the date of this Agreement. Such books and records have been regularly and properly kept and are complete, accurate and legally sufficient under applicable law.

     6.13 Directors and Officers. North American has delivered to American Clinical a true and complete list as of the date of this Agreement showing the names of North American and its subsidiaries, directors and officers each of whom has been duly elected.

     6.14 Absence of Breach; No Consents. Except as set forth in Schedule 6.14 attached hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not,
(a) conflict with, and will not result in a breach of, any provision of the Articles of Incorporation or Bylaws of North American; (b) conflict with, result in a breach of or a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, indenture, loan or credit agreement, lease, mortgage, or any other material agreement or instrument to which North American is a party or by which it or any of its material properties may be affected or bound; (c) violate any material provision of law, rule or regulation to which North American is subject or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon North American or any of its material properties, or cause the suspension or revocation of any authorization, consent, permit, approval or license, presently in effect, which affects or binds North American or any of its material properties; (d) constitute grounds for the loss or suspension of any permits, licenses or other authorizations material to the business, condition (financial or otherwise), operations or prospects of North American; or (e) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of North American.

     6.15 ERISA Matters. Schedule 6.15 attached hereto contains a complete and accurate list of all Benefit Plans (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) and insurance policies relating thereto sponsored by North American or to which North American, is making contributions as of the date hereof with respect to employees of North American; provided, however, that Schedule 6.15 is informational only and nothing contained therein shall imply an assumption by American Clinical of any liabilities reflected therein. North American has timely paid, or will timely pay as soon as practicable, all employee benefits due and owing under the Benefit Plans sponsored by North American in accordance with the terms of each such Benefit Plan.

     6.16 Proprietary Information. North American owns, possesses or lawfully uses all trademarks, trademark applications, service marks, service mark applications, trade names, franchises, copyrights, copyright applications and similar intangible rights used in its business and trade secrets or other proprietary information similarly used (collectively, the "Trademarks"), each item of which is listed in Schedule 6.16 attached hereto, and those Trademarks designated on Schedule 6.16 are owned exclusively by North American, are valid and enforceable, and none infringe (nor has any claim been made that there is any such infringement) the trademarks, service marks, trade names, copyrights or similar intangible rights of others. After due inquiry, to the best of North American's knowledge, there is no claim against North American that it is or may be infringing on or otherwise acting adversely to the rights of any person under or in respect of any trademark, service mark, trade name, copyright, license, franchise, permission, or other intangible right. North American is not obligated or under any liability to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any trademark, trade name, copyright, or other intangible asset with respect to the use thereof, in connection with the conduct of its business or otherwise.

     6.17 Contracts. Except as set forth in Schedule 6.17 or in another Schedule to this Agreement, North American is not a party to any material contract, agreement, commitment, lease, indenture, fringe benefit or other plan. For purposes of this Section 6.17 "material" shall mean any contract, agreement, commitment, lease, indenture, fringe benefit or other plan entered into which is not in the ordinary course of business or, if entered into in the ordinary course of business, which involves a payment, commitment or entitlement in excess of $25,000. True and correct copies of all of the contracts, agreements, commitments, leases, indentures, fringe benefits or other plans, documents and instruments identified in Schedule 6.17, have been supplied to American Clinical.

     6.18 Other Transactions. Except as disclosed on Schedule 6.18 hereto, North American has not, since August 31, 1996, (a) operated its business except in the ordinary course of business, (b) incurred any debts, liabilities or obligations except in the ordinary course of business, (c) discharged or satisfied any liens or encumbrances, or paid any liens or encumbrances, or paid any material debts, liabilities or obligations, except in the ordinary course of business, (d) mortgaged, pledged or subjected to lien or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business, (e) sold or transferred any of its tangible assets having a book value of $15,000 or more, or cancelled any debts or claims, except, in each case, in the ordinary course of business, or (f) suffered any extraordinary losses or waived any rights of substantial value.

     6.19 Environmental Matters.

          (a) Schedule 6.19 attached hereto sets forth: (i) all facts regarding hazardous substances, hazardous wastes and constituents used, handled, stored or disposed of on the Premises (as herein defined) by North American, all predecessors in interest and all prior occupants of the Premises, where such use, handling, storage or disposal may reasonably be expected to cause an adverse effect on the business, assets, or the financial condition of North American; (ii) all reports, studies or documents regarding releases of hazardous substances and hazardous wastes and constituents in, on, under or above the Premises filed with any governmental agency by North American, and to the knowledge of North American by all predecessors in interest and all prior occupants of the Premises; and (iii) all studies or reports authorized by North American, and to the knowledge of North American by all predecessors in interest and all prior occupants of the Premises regarding environmental conditions of the Premises.

          (b) Except as set forth in Schedule 6.19 attached hereto, North American is not aware of, nor has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may reasonably be expected to interfere with or adversely affect its business, its assets or the financial condition of North American or prevent compliance or continued compliance with Environmental Laws (as herein defined), or may reasonably be expected to give rise to any liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the storage, disposal, transport, or handling, or the discharge, release or threatened release into the environment, of any hazardous substance or hazardous wastes or constituents by North American, all predecessors in interest and all prior occupants of the Premises.

          (c) For purposes of Section 6.19 of this Agreement: (i) The term "Environmental Laws" means the collective federal, state, and local statutes, rules, regulations, ordinances and laws relating to environmental conditions or hazardous substances as currently in effect; and (ii) The term "Premises" shall mean all of the leasehold interests held by or property owned by North American (the "Premises").

     6.20 Business of North American. North American has furnished to American Clinical its Annual Report on Form 10-KSB for the year ending December 31, 1995 and its Quarterly Reports on Form 10-QSB for the three month periods ending March 31, 1996 and June 30, 1996. The referenced reports described, among other matters, certain risks associated with North American, North American's capitalization and financial condition, the business conducted and proposed to be conducted by North American, its management structure, principal shareholders and the characteristics of its equity securities. There has been no material adverse change in the business, operations, affairs or prospects of North American from that reflected in the referenced reports except to the extent contemplated by this Agreement.

     6.21 Title to Properties, Accounts Receivable. All leases pursuant to which North American leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and there exists no known default or other occurrence or condition which would result in a default or termination thereof and a list of all material leases (involving future payments during a term certain of more than ten thousand dollars ($10,000) is set forth in a separate schedule appended hereto. All accounts receivable shown in the financial records of North American are current and collectible, are not contingent upon the performance by the holder of any material obligations or contracts and are subject to no known material counterclaims or set-offs, except as noted herein.

     6.22 Employees. The list attached hereto as Schedule 6.22 constitutes a correct identification of all individuals in the employ of North American (and its subsidiaries) as of the date of this Agreement, their current periodic compensation and any extraordinary compensation due them for work performed prior to such date. None of such employees are currently unionized and except as disclosed in a separate schedule appended hereto North American has engaged in no discussions with respect to the establishment by any of its employees of a collective bargaining unit or to the execution of a collective bargaining agreement; no election with respect to the unionization of any group of North American employees has taken place and there are not currently nor have there been in the past, any such discussions or elections threatened or to the knowledge of North American contemplated; North American is in material compliance with all Federal, state and local laws respecting employment and employment practices; terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice; there is no unfair labor practice complaint against North American pending before the National Labor Relations Board; and North American's labor relations with its employment force are, to North American's best knowledge and belief, good.

     6.23 Bank Accounts. Schedule 6.23 appended hereto contains a complete and correct list of the name of each bank in which North American (and its subsidiaries) maintains a cash account or safe deposit box together with the identifying number of each such account or box and the name of each person authorized to draw thereon or have access thereto; and separately the name of each person, if any, holding a power of attorney issued by North American and a summary statement of the terms thereof.

     6.24 Compliance with Other Instruments. North American is not in violation of any term of its Articles of Incorporation or By-Laws or of any agreement, instrument, judgment, decree, order, statute, rule of governmental regulation applicable to it and the execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such term. There is no such term which will materially adversely affect the business operations, affairs, prospects or condition of North American or its properties or assets.

     6.25 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to American Clinical or on behalf of North American in connection with the transactions contemplated hereby, within the actual knowledge of North American, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; and there is no fact which materially adversely affects or in the future may (so far as North American can now reasonably foresee) materially adversely affect the assets, business, operations or prospects of North American which has not been set forth herein or in a schedule or statement furnished to American Clinical.


                                   ARTICLE 7

                      CONDITIONS PRECEDENT TO THE CLOSING

     7.1 Obligation of North American to Close. The obligation of North American to consummate the transactions contemplated herein on the Closing Date shall be subject to the satisfaction or the waiver by North American of the following conditions on or prior to the Closing Date:

          (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of American Clinical set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and American Clinical shall have performed all covenants and agreements to be performed under this Agreement on or prior to the Closing Date; and

          (b) Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

     7.2 Obligation of American Clinical to Close. The obligation of American Clinical to consummate the transactions contemplated by this Agreement with North American on the

Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

          (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of North American set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and North American shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date, and North American shall have delivered to American Clinical certificates to such effect dated the Closing Date and signed by North American, which certificates shall be in the form attached hereto as
     Schedule 7.2(a);

          (b) Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened;

          (c) Required Consents. The holders of any material indebtedness of North American, the lessors of any material real or property or assets leased by North American, the parties (other than North American) to any other material contract, commitment or agreement to which North American is a party, any governmental agency or body or any other individual or entity which owns or has authority to grant any franchise, license, permit, easement, right or other authorization necessary for the business of North American and any governmental body or regulatory agency having jurisdiction over North American, to the extent that their consent or approval is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transactions contemplated herein with American Clinical, shall have granted such consent or approval;

          (d) No Material damage to Business. The assets of North American shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by any governmental authority, flood, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy; and

          (e) Opinion of Counsel. On the Closing Date, North American shall cause there to be delivered to American Clinical an opinion of counsel, in form and substance reasonably satisfactory to American Clinical.

                                   ARTICLE 8

                                INDEMNIFICATION

     8.1 By American Clinical. From and after the Closing Date, American Clinical shall indemnify and hold harmless North American from and against (i) any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees (together, "Loss"), which North American may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of American Clinical in this Agreement or from any misrepresentation in or omission from any schedule to this Agreement, certificate, financial statement, or from any other document furnished or to be furnished to North American hereunder, (ii) any Loss based upon injuries to persons associated with, property owned by or business conducted by American Clinical arising out of events on or before the Closing Date whether known or unknown, currently asserted or arising hereafter, and
(iii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims (including employment-related claims) arising out of any of the foregoing; provided, however, that before North American may assert a claim for indemnity under this Article, North American must give or cause to be given written notice of such claim to American Clinical as provided in Section 8.4.

     8.2 By North American. From and after the Closing Date, North American shall indemnify and hold harmless American Clinical from and against (i) any and all Loss which American Clinical may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of North American in this Agreement or from any misrepresentation in or omission from any certificate or document furnished or to be furnished to American Clinical hereunder; (ii) any Loss based upon injuries to persons associated with, property owned by or business conducted by North American arising out of events on or before the Closing Date whether known or unknown, currently asserted or arising hereafter, and (iii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims (including employment-related claims) arising out of any of the foregoing; provided, however, that before American Clinical may assert a claim for indemnity under this Section, American Clinical must give or cause to be given written notice of such claim to North American as provided in Section 8.4.

     8.3 Limitation of Indemnity. Notwithstanding any provisions herein to the contrary:

          (a) Neither party shall be liable to the other party for any misrepresentation, the breach of any warranty or the failure to fulfill any covenant or agreement herein if such other party shall have had "actual knowledge" of the facts upon which such misrepresentation, breach or failure to fulfill is based at or prior to the Closing Date. For purposes of this Section 8.3(a) "actual knowledge" on the part of North American or American Clinical, respectively, shall mean the actual knowledge of one or more of its executive employees.

          (b) The liability of either party computed otherwise in accordance with this Article 8 shall be limited to the after-tax consequence to the indemnified party (or the affiliated group of which such indemnified party is a member) of any such damage, loss, liability, deficiency cost or expense suffered or incurred by such indemnified party and shall be computed after giving effect to the recovery, if any, by the indemnified party of any applicable insurance proceeds; and

          (c) Except as otherwise expressly provided in this Agreement, neither American Clinical nor North American shall have any liability to the other for misrepresentation, breach of warranty or failure to fulfill any covenant or agreement to be performed at or prior to the Closing Date except as described in this Article 8.

     8.4 Notice. Promptly after acquiring knowledge of any Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim against which American Clinical as indemnified North American or against which North American has indemnified American Clinical, or as to which any party may be liable, American Clinical or North American, as the case may be, shall give to the other party written notice thereof. Each indemnifying party shall, at its own expense, promptly defend, contest or otherwise protect against any Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim against which it or he has indemnified an indemnified party, and each indemnified party shall receive from the other party all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees of the other party who are familiar with the transactions out of which any such Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim may have arisen. The indemnifying party shall have the right to control the defense of any such proceeding unless relieved of its or his liability hereunder with respect to such defense by the indemnified party. The indemnifying party shall have the right, at its or his option, and, unless so relieved, to compromise or defend, at its or his own expense by its or his own counsel, any such matter involving the asserted liability of the indemnified party. In the event that the indemnifying party shall undertake to compromise or defend any such asserted liability, it or he shall promptly notify the indemnified party of its or his intention to do so. In the event that an indemnifying party, after written notice from an indemnified party, fails to take timely action to defend the same, the indemnified party shall have the right to defend the same by counsel of its or his own choosing, but at the cost and expense of the indemnifying party.

     8.5 Money Damages. If the Losses indemnified against pursuant to the provisions of Sections 8.1 and 8.2 hereof can be compensated by the payment of money to the other party, the indemnifying party shall, within 30 days after receipt of a written notice of a claim pursuant to Section 8.4 deliver to the other party either: (i) the amount of such claim by check or by wire transfer to the bank account of that party's choosing, or (ii) a written notice stating that it or he objects to the validity of such claim and setting forth in reasonable detail the grounds on which it or he is contesting the validity of the claim.

                                   ARTICLE 9

                          SURVIVAL OF REPRESENTATIONS,
                     WARRANTIES, GUARANTEES, AND COVENANTS

     9.1 Date Certain For Survival. All representations and warranties made by American Clinical or North American in this Agreement or pursuant hereto shall survive the closing hereunder for a period ending on the third anniversary of the Closing Date, except that those made by any party which were not true when made and which were made by such party fraudulently or with intent to defraud or mislead shall survive without limitation.

                                   ARTICLE 10

         CONDUCT OF AMERICAN CLINICAL AND NORTH AMERICAN AFTER CLOSING

     10.1 Additional Actions and Cooperation. After the Closing Date, at the request of either party and at the requesting party's expense, but without additional consideration, the other party shall execute and deliver from time to time such further instruments of assignment, conveyance and transfer, shall cooperate in the conduct of litigation and the processing and collection of insurance claims, and shall take such other actions as may reasonably be required to confirm and perfect North American's title to the assets of American Clinical, and otherwise to accomplish the orderly transfer to North American the business and assets of American Clinical to North American as contemplated by this Agreement.


                                   ARTICLE 11

                              BROKERAGE; EXPENSES

     None of the parties has employed or will employ any broker, agent, finder, or consultant (collectively, "Broker") or has incurred or will incur any liability for any brokerage fees, commissions, finders' fees, or other fees, in connection with the negotiation or consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 11.1. American Clinical is responsible for and hereby indemnify and hold North American harmless against and in respect of any claim for brokerage fees, commissions, or other finders' fees or commissions of any such Broker employed by American Clinical and any additional such claims incurred by North American relative to this Agreement and the transactions contemplated hereby and any attorney fees incurred by any of these parties in relation to any such claim by a Broker. Similarly, North American is responsible for and hereby indemnifies and holds American Clinical harmless against and in respect of any claim for brokerage fees, commissions, or other finders' fees or commissions of any such Broker employed by North American and any additional such claims incurred by North American relative to this Agreement and the transactions contemplated hereby and any attorney fees incurred by North American in relation to any such claim by a Broker. Except as otherwise expressly provided in this Agreement, the parties agree to bear their respective expenses individually, each in respect of all expenses of any character incurred by it in connection with this Agreement or the transactions contemplated hereby.


                                   ARTICLE 12

                                  TERMINATION

     12.1 Events of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

          (a) By mutual consent of American Clinical and North American;

          (b) Provided that North American is not in material default hereunder, by North American upon three days' written notice to American Clinical, if all of the conditions precedent set forth in Section 7.1 hereof have not been met; or

          (c) Provided that American Clinical is not in material default hereunder, by American Clinical upon three days' written notice to North American if all of the conditions precedent set forth in Section 7.2 hereof have not been met.


                                   ARTICLE 13

                                    GENERAL

     13.1 Conflicts between Documents. In the event of any conflict between the terms of this Agreement and the terms of any other document or instrument, the terms of this Agreement shall control and such documents and instruments shall be deemed amended and reformed to the extent required to eliminate any such conflict or inconsistency.

     13.2 Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by all of the parties.

     13.3 Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

     13.4 Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

     13.5 Exhibits and Schedules. Each Exhibit and Schedule referred to herein is incorporated into this Agreement by such reference.

     13.6 Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

     13.7 Notices. All notices and other communications hereunder shall be in writing and shall be given to the person by sending a copy thereof by certified mail or by telecopy. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or when transmitted.

     If to North American:

                          North American Resorts, Inc.
                             315 E. Robinson Street
                                   Suite 190
                             Orlando, Florida 32801
                             Attn: Anthony Arrigoni

If to the American Clinical:

                          American Clinical Labs, Inc.
                             1509 S. Florida Avenue
                                    Suite 3
                            Lakeland, Florida 33803
                         Telecopier No.: (941) 686-1932




     With a copy to:

                             John N. Giordano, Esq.
                     Bush Ross Gardner Warren & Rudy, P.A.
                             220 S. Franklin Street
                              Tampa, Florida 33602
                         Telecopier No.: (813) 224-9255

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

     13.8 Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

     13.9 Assignment. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties.

     13.10 Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties, and does not confer any rights on any other persons or entities.

     13.11 Governing Law. This Agreement shall be construed and enforced in accordance with Florida law. Venue for any such action shall be deemed proper in Hillsborough County, Florida.

     13.12 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

     13.13 Publicity. Prior to the Closing Date, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and agreed to by American Clinical and North American. Except as may be required by law, prior to the Closing Date none of the parties hereto shall act unilaterally in this regard without the prior approval of American Clinical and North American; provided, however, that such approval shall not be unreasonably withheld.

     13.14 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     13.15 Limitations Upon Consent: Whenever, under the terms of this Agreement, the parties hereto are called upon to give their written consent, such written consent will not be unreasonably withheld, unless specifically noted otherwise.

     13.16 Form of Consent: All consents of any kind required under this Agreement shall be in writing. Whenever, under the terms of this Agreement, North American, and/or American Clinical are authorized to give consent, such consent may be given and shall be conclusively evidenced by the Chairman of the Board of Directors or the president of each respective corporation giving such consent.

     13.17 Attorneys' Fees and Court Actions: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

     13.18 Binding Effect: This Agreement shall inure to the benefit of and be binding upon North American and American Clinical, and their successors or assigns, including but not limited to any corporation or other business entity which may acquire all or substantially all of North American's assets and business, or with, or into which American Clinical and/or any American Clinical subsidiary may be consolidated or merged, and upon the executors, administrators and legal representatives thereof.

     In witness whereof, the parties have executed this Agreement on the date first above written.

ATTEST:                            North American Resorts, Inc.


/s/ Gary Larvinson                     By: /s/ Anthony A. Arrigoni
--------------------------------       ----------------------------------------
Gary Larvinson, Secretary              Anthony A. Arrigoni, President


ATTEST:                            American Clinical Labs, Inc.



/s/ Teresa B. Fannin               By: /s/ D. Jerry Diamond
--------------------------------       ----------------------------------------
Teresa B. Fannin, Secretary            D. Jerry Diamond, President